Exhibit 99.1

NeuBase Therapeutics Appoints Dr. Kia Motesharei Chief Business and Strategy Officer

Expansion of management team continues with addition of an industry leader with deep experience in business development, licensing, and strategy in the life-science industry

PITTSBURGH, May 25, 2021 – NeuBase Therapeutics, Inc. (Nasdaq: NBSE) ("NeuBase" or the "Company"), a biotechnology company accelerating the genetic revolution using a new class of precision genetic medicines, today announced the appointment of Kia Motesharei, Ph.D., as Chief Business and Strategy Officer, effective May 24, 2021. Dr. Motesharei has more than 20 years of experience in business development, licensing and transactions, alliance management and strategy in the biotechnology and pharmaceutical industry.

"Kia has successfully completed more than 100 deals, with particular expertise in scaling the output of platform biotechnology companies through partnerships to maximize shareholder value, with several drugs on market now as a direct result of his activities. Kia also has expertise in our programmatic areas including in neurology, oncology and rare diseases," said Dietrich A. Stephan, Ph.D., Founder, CEO and Chairman of NeuBase. "We are excited to welcome Kia to the NeuBase team, as we evaluate potential partnership opportunities and expand our therapeutic pipeline, leveraging the broad capabilities of our PATrOLTM platform for precision genetic medicines."

"Genetic mutations are the fundamental drivers of all diseases, rare and common, so NeuBase's ability to specifically modulate mutated DNA and RNA can unlock a whole new class of medicines for diseases that currently have few treatment options," said Dr. Motesharei. "I look forward to utilizing partnership strategies to expand the breadth of what we have the potential to accomplish with this technology to benefit patients around the world."

Most recently, Dr. Motesharei was Senior Vice President, Business Development & Corporate Strategy at Akcea Therapeutics, a late-stage development and commercial biopharmaceutical company focused on rare diseases, where he led and executed the regional partnership of Akcea's marketed products Tegsedi® and Waylivra® with Sobi in Europe and the Middle East. Prior to Akcea, Dr. Motesharei headed Global Licensing & Business Development, Neurology & Immunology (N&I) at EMD Serono, the biopharmaceutical business of Merck KGaA. He was a core member of the N&I Franchise Leadership Team that executed the overall strategy of the $1.8 billion franchise, including product and pipeline development, partnering, regulatory and commercial and marketing decisions. He managed the global licensing team responsible for search and evaluation and transactions across the entire R&D spectrum for the immunology, neurology, allergy, fertility, medical device and global health franchises. Previously, Dr. Motesharei was a member of the management team and investor relations team at Dyax Corporation, a pharmaceutical company focused on development and commercialization of novel biotherapeutics for prevention of hereditary angioedema. He led the business development, alliance management and competitive intelligence functions covering Dyax's phage display platform as well as pipeline products including Kalbitor® and DX-2930 (now approved as Takhzyro®) that contributed to its approximately $6.5 billion acquisition by Shire. Earlier in his career, he held a series of leadership positions at Genfit Corporation, ActivX Biosciences and Lion Bioscience. He currently serves on the board of Ariana Pharma. Dr. Motesharei received a Ph.D. in organic chemistry from the UCLA and a B.A. in chemistry from Colorado College. He completed his postdoctoral training as an NIH fellow at The Scripps Research Institute.

About NeuBase Therapeutics

NeuBase is accelerating the genetic revolution by developing a new class of precision genetic medicines which can be designed to increase, decrease, or change gene function, as appropriate, to resolve genetic defects that drive disease. NeuBase's targeted PATrOL™ therapies are centered around its proprietary drug scaffold to address genetic diseases at the DNA or RNA level by combining the highly targeted approach of traditional genetic therapies with the broad organ distribution capabilities of small molecules. With an initial focus on silencing disease-causing mutations in debilitating neurological, neuromuscular and oncologic disorders, NeuBase is committed to redefining medicine for the millions of patients with both common and rare conditions. To learn more, visit www.neubasetherapeutics.com.

Use of Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements are distinguished by use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These forward-looking statements include, among others, those related to Dr. Motesharei's leadership and development experience guiding the Company as it advances its preclinical portfolio and discovery and drug development platform and towards clinical trials and beliefs that Dr. Motesharei's ability will help the growth of the Company. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those risk factors contained in our filings with the U.S. Securities and Exchange Commission (the "SEC"), may cause our actual results to differ from those expressed in forward-looking statements. The Company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on the Company's current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of the Company could differ materially from those described in or implied by the statements in this press release, including: the Company's plans to develop and commercialize its product candidates; the timing of initiation of the Company's planned clinical trials; the risks that prior data will not be replicated in future studies; the timing of any planned investigational new drug application or new drug application; the Company's plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of the Company's product candidates; the Company's commercialization, marketing and manufacturing capabilities and strategy; global health conditions, including the impact of COVID-19; the Company's ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all, as well as those risk factors contained in our filings with the SEC. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

NeuBase Investor Contact:

Dan Ferry

Managing Director

LifeSci Advisors, LLC

daniel@lifesciadvisors.com

OP: (617) 430-7576

NeuBase Media Contact:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

(858) 344-8091

jessica@litldog.com